Exhibit 77Q1(7c)

Exhibit 7C

Addendum to Question 7.c on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds

Is this the
Series last
filing for
this
series?
Series Number	Series Name	(Y/N)
107	JPMORGAN FLOATING RATE INCOME FUND	N
108	JPMORGAN DIVERSIFIED REAL RETURN FUND	Y
134	JPMORGAN GLOBAL BOND OPPORTUNITIES FUND	N